Exhibit 10.2

PATENT ASSIGNMENT AGREEMENT

This PATENT ASSIGNMENT AGREEMENT (“Agreement”) is made as of December 14, 2017, by and between QuantRx Biomedical Corporation, a Nevada corporation (“Assignor”), and Preprogen LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of December 14, 2017 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Asset Purchase Agreement”). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WHEREAS, Assignor is the owner of all right, title and interest in, to and under the patents and patent applications set forth on Exhibit A attached hereto, and the inventions and improvements disclosed in the aforesaid patents and patent applications including without limitation all confirmations, divisions, renewals, extensions, reissues, continuations, continuations-in-part, substitutes, amendments and modifications (including reexamination amendments), certificates and utility models (all of the aforesaid patents, patent applications, inventions and improvements being hereinafter collectively referred to as the “Patents”).

WHEREAS, pursuant to the Asset Purchase Agreement, Assignee desires to acquire all of Assignor’s right, title and interest in and to the Patents.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Assignor hereby assigns, conveys and transfers to Assignee, and Assignee hereby receives, all of Assignor’s right, title and interest in, to and under the Patents, including without limitation the right to petition, sue or otherwise seek and recover damages, profits and any other remedy for any past, present or future infringement of, or for improper, unlawful or unfair use or disclosure or other violation of, the Patents.

2.           This Agreement has been executed and delivered by Assignor to Assignee for the purpose of recording this Agreement with the United States Patent and Trademark Office (the “PTO”) or other governing authority, and the parties hereby authorize the PTO or other such governing authority to record this Agreement.

3.           This Agreement is in accordance with and is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Asset Purchase Agreement, all of which are hereby incorporated herein by reference.

4.           At and from time to time following the Closing, Assignor shall take such actions as required by Section 6.1 of the Asset Purchase Agreement in regard to this Patent Assignment Agreement.

5.           Assignor hereby appoints Assignee as its attorney-in-fact, with full authority in the place and stead of Assignor, and in the name of Assignor, solely to take any action and to create any instrument that may be necessary or desirable to register, effectuate, validate, record, maintain, perfect, enforce or defend this Agreement and Assignee’s rights in the Patents.

6.           This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Each counterpart may be delivered by facsimile transmission or electronic transmission in portable document format, which transmission shall be deemed to be delivery of an originally executed document.

7.           This Agreement shall be governed, including as to validity, interpretation and effect, by, and construed in accordance with, the internal Laws of the State of Delaware applicable to agreements made and fully performed within the State of Delaware.

[Remainder of page left blank intentionally. Signature page follows.]

 .

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed as of the date first above written.

ASSIGNOR:

QUANTRX BIOMEDICAL CORPORATION

By: /s/ Shalom Z. Hirschman
Name: Shalom Z. Hirschman
Title: Chief Executive Officer

ASSIGNEE:

PREPROGEN LLC
By: /s/ Mayer Goldberger
Name: Mayer Goldberger
Title: Founder

[Signature Page to Patent Assignment Agreement]

EXHIBIT A

PATENTS

Title	Owner of Record	Region	Patent or Application Number	Issue Date
Administration of Therapeutic Or Diagnostic Agents Using Interlabial Pad	QuantRx BioMedical Corporation	US	6,811,549	11/2/2004
Folded Perineal Pad		CA	2,679,725	7/7/2015
Folded Perineal Pad	QuantRx BioMedical Corporation	US	8,398,606	3/19/2013
Method for Obtaining Fetal Cells and Fetal Cellular Components	QuantRx BioMedical Corporation	CA	2,876,692	N/A
Method for Obtaining Fetal Cells and Fetal Cellular Components	QuantRx BioMedical Corporation	EPC	13806393.8	N/A
Method for Obtaining Fetal Cells and Fetal Cellular Components	QuantRx BioMedical Corporation	US	14/410,508	N/A